UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act
Date of Report (Date of earliest event reported): July 21, 2009
NEW CONCEPT ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-08187	75-2399477

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1755 Wittington Place, Suite 340
Dallas, Texas	75234

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 972-407-8400
CABELTEL INTERNATIONAL CORPORATION

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.01. Changes in Control of Registrant
     On July 21, 2009, International Health Products, Inc., a Nevada corporation (“IHPI”) acquired from Syntek West, Inc., a Nevada corporation (“SWI”) 395,078 shares of Common Stock, par value $0.01 per share of New Concept Energy, Inc. (“NCE“or the “Issuer” or the “Registrant”) at an aggregate price of $2,074,160 (approximately $5.25 per share), the full amount of which was paid by IHPI through an assumption of an aggregate amount of indebtedness of $2,074,160 of the outstanding balance owed by SWI to Income Opportunity Realty Investors, Inc., a Nevada corporation (“IOT”). The 395,078 shares of NCE Common Stock acquired by IHPI constituted approximately 20.29% of the issued and outstanding Common Stock of NCE on such date.
     Also on July 21, 2009, IHPI acquired from SWI 100% of the Membership Interest of and in URC Energy LLC, a Nevada limited liability company (“URCLLC”) for a purchase price of $5,220,585, of which IHPI also assumed and became obligated to pay an aggregate of $3,070,493 of indebtedness of SWI owed to IOT as part payment for the purchase price for the Interest and IHPI issued and delivered to SWI a promissory note in the original stated principal amount of $2,150,092 payable to the order of SWI. URCLLC owns and has owned for more than one calendar year an aggregate of 950,000 shares of Common Stock of NCE. As the owner of 100% of the Membership Interest of URCLLC, IHPI became the beneficial owner of such 950,000 shares of Common Stock of NCE which constitute approximately 48.79% of the issued and outstanding Common Stock of NCE. With the acquisition of the 395,078 shares of Common Stock of NCE and the Membership Interest in URCLLC, IHPI beneficially owns an aggregate of 1,345,078 shares of NCE Common Stock which constitutes approximately 69.08% of the issued and outstanding Common Stock of NCE.
     With the disposition by SWI of the 395,078 shares of Common Stock of NCE and the Membership Interest in URCLLC, SWI and its subsidiaries ceased to own of record or beneficially any shares of Common Stock of NCE. To the knowledge of the Issuer, no other person or entity owns or holds a significant percentage of the Common Stock of NCE. The transaction resulted in a change in control of NCE.
     To the knowledge of the Issuer, there are no arrangements or understandings among representatives of IHPI or URCLLC or their associates with respect to the election of directors or other matters. In addition, there are no arrangements known to the Issuer, the operation of which may at a subsequent date result in a further change of control of the Issuer.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly-caused this Report to be signed on its behalf by the undersigned hereunto duly-authorized.

Dated: July 24, 2009	NEW CONCEPT ENERGY, INC.
	By:	/s/ Gene S. Bertcher
Gene S. Bertcher, Chairman of the
Board and Chief Executive Officer